Exh. 10.26
                            STOCK PURCHASE AGREEMENT

                                With Respect to
                                Common Stock of

                         APS PRACTICE MANAGEMENT, INC.


                        Effective Date: October 1, 1997

STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement (this Agreement") is entered into effective as of the close of business on October 1, 1997 (the Effective Time), between APS Practice Management, Inc., a Texas corporation (Seller), MichaelR. Beck (Beck), John R. Hedrick (Hedrick) and those persons and entities listed on Exhibit-A hereto (such persons and entities are hereinafter collectively referred to as the Purchasers and individually as a Purchaser). Beck and Hedrick are also each referred to herein as a Shareholder and collectively as the Shareholders.

The parties hereto agree as follows:


ARTICLE I
Agreement of Purchase and Sale and Closing TC "ARTICLE I - Agreement of Purchase and Sale and Closing"

1.1 PURCHASE AND SALE. Upon the basis of the representations and warranties,for the consideration, and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Purchasers and Purchasers agree to purchase from Seller, in the aggregate, two million (2,000,000) shares of common stock, $0.001 par value per share, (collectively, the Shares) of Seller, allocated among Purchasers as set forth on Exhibit-A.

1.2 PURCHASE PRICE. The aggregate purchase price (the Purchase Price) for the Shares shall be five million dollars ($5,000,000) to be paid in cash or wired funds at the Closing (the Closing Payment), by the applicable Purchasers as described on Exhibit-A.

1.3       CLOSING.
          The closing of the transactions contemplated by this Agreement (the Closing) shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 816Congress Avenue, Suite 1900, Austin, Texas 78701, and shall be effective as of the Effective Time. The date on which the Closing occurs is hereinafter referred to as the Closing Date.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF APSG

Each  Purchaser  (as to  themselves  only  and  not as to any  other  Purchaser)
represents and warrants to the Sellers that each of the following matters is true and correct in all respects as of the Closing Date (with the understanding that Seller and the Shareholders are relying materially on such representations and warranties in entering into and performing this Agreement), which representations and warranties shall also be deemed made as of the Effective Time and which shall survive the Closing and not be merged therein:

2.1 DUE ORGANIZATION AND AUTHORIZATION . Such Purchaser has all necessary power and authority to carry on its business as now conducted and to enter into and perform this Agreement and each other agreement, instrument and document required to be executed by such Purchaser in connection herewith. This Agreement and each other agreement, instrument, and document required herein to be executed by such Purchaser have been duly and validly authorized, executed and delivered by such Purchaser and constitute the valid and binding obligations of such Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, conservatorship, receivership and other similar laws of general application affecting the rights and remedies of creditors.

2.2 INVESTMENT INTENT. Such Purchaser (a) is acquiring the Shares for its own account for investment and not with a view to or in connection with a distribution, within the meaning of the Securities Act of1933, as amended (the
Act) thereof, (b) will not sell or transfer the Shares unless such Shares are registered under the Act or such sale or transfer is exempt from such registration requirements, (c) is able to bear the economic risk of its acquisition of the Shares and (d) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits of, and protecting its interests with respect to, its acquisition of the Shares.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER


Seller and each of the Shareholders, jointly and severally, hereby represent and warrant to each Purchaser that the following matters are true and correct in all respects as of the Closing Date (with the understanding that each Purchaser is relying materially on each such representation and warranty in entering into and performing this Agreement), which representations and warranties shall also be deemed made as of the Effective Time and which shall survive the Closing and not be merged therein:

3.1 DUE ORGANIZATION. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Complete and correct copies of Sellers current Certificate and Articles of Incorporation and Bylaws are attached hereto as Exhibit-B. Seller is qualified to do business and is in good standing in Texas, and in no other state.

3.2 SUBSIDIARIES
          Seller does not directly or indirectly have, or possess any options or other rights to acquire, any subsidiaries, or any direct or indirect ownership interest, in whole or in part, in any person, business, corporation, partnership, limited liability company, association, joint venture, trust, or other entity.

3.3 DUE AUTHORIZATION.  Each Shareholder and Seller represents and warrants that
(i)they have full power and authority to enter into and perform this Agreement and each other agreement, instrument, and document required to be executed by them in connection herewith; (ii)the execution, delivery, and performance of this Agreement and such other agreements, instruments, and documents have been duly authorized by all necessary action of Seller; (iii)this Agreement has been duly and validly executed and delivered by the Seller and the Shareholders, and constitutes a valid and binding obligation of Seller and the Shareholders enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, conservatorship, receivership and other similar laws of general application affecting the rights and remedies of creditors; (iv)the execution, delivery, and performance of this Agreement, and each other agreement, instrument and document required herein to be executed by Seller and/or the Shareholders does not (a) cause any of them to violate any federal, state, county, or local law, rule, or regulation applicable to them, (b)cause Seller or any Shareholder to violate, or conflict with or permit the cancellation of, any agreement to which Seller or Shareholder is a party, or by which they or any of their respective properties are bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, any Shareholder or Seller, or (d) cause Seller or any Shareholder to violate, or conflict with any provision of, the documents creating or governing the Shareholder; and (v) no action, consent, waiver or approval of, or filing with, any governmental authority is required by any Shareholder or Seller in connection with the execution, delivery, or performance of this Agreement (or any agreement or other document executed in connection herewith by such Shareholder or Seller). Notwithstanding anything in this Agreement to the contrary, each Shareholder is making the representations in this Section 3.3 as to themselves only (and as to Seller where applicable) and is not making any representation or warranty with respect to any of the matters addressed in this Section 3.3 relating to any other Shareholder.

3.4       CAPITAL  STOCK . The  authorized
          shares of all classes of capital stock of Seller consist of fifty-one million two hundred twenty-two thousand two hundred twenty-four (51,222,224) shares, consisting of and divided into:

(i) On class of fifty million (50,000,000) shares of common stock, $0.001 par value per share;

(ii) One class of two hundred twenty-two thousand two hundred twenty-four (222,224) shares of serial founders common stock, $0.001 par value per share (the Serial Founders Common Stock); and

(iii) One class of one million (1,000,000) shares of serial senior preferred stock, $0.001 par value per share.

All shares of the Serial Founders Common Stock have been validly issued to the Shareholders, consisting of 111,112 shares of Serial Founders Common Stock issued to Beck and 111,112 shares of Serial Founders Common Stock issued to Hedrick. No other shares of any class of Sellers capital stock are issued or outstanding.

All shares of Serial Founders Common Stock are duly authorized, validly issued, outstanding, fully paid, and non-assessable, and all such shares are owned beneficially and of record by the Shareholders, free and clear of all liens. There are no outstanding securities, obligations, conversion or other rights, subscriptions, warrants, options, phantom stock rights, or (except for this Agreement) other contracts of any kind that give any person or entity the right to (a)purchase or otherwise receive or be issued any shares of capital stock of Seller or any security or obligation of any kind convertible into or exchangeable for any shares of capital stock of Seller, or (b) receive any benefits or rights that are similar to those enjoyed by or accruing to any holder of any of the Shares or the Serial Founders Common Stock, or that entitle the holder to participate in the equity, income or election of directors or officers of Seller. Notwithstanding the foregoing sentence, the parties hereto acknowledge that the rights and preferences of the holders of the Serial Founders Common Stock, as set forth in that certain designation of rights, a complete and correct copy of which is attached hereto as Exhibit-C (the Designation of Rights) confers upon the holders of the Serial Founders Common Stock certain rights and obligations as therein provided. The Designation of Rights have been duly authorized by all necessary corporate action on the part of the shareholders and directors of Seller and have been validly filed in the office of the Secretary of State of Texas. There have been no amendments or modifications to the Designation of Rights, and Exhibit-C hereto contains a complete and accurate copy thereof.

Upon the Closing, Purchasers will own one hundred percent (100%) of each and every share of outstanding capital stock of Seller (except for the Serial Founders Common Stock), subject to no liens, claims or encumbrances whatsoever (other than restrictions on transfer imposed by Federal and applicable state securities laws).

        3.5 CONDUCT OF BUSINESS . Seller was incorporated in the state of Texas on March26,1996, as Sun Valley Physician Management Corporation, and has engaged in no business operations since the date of incorporation. There have never been any shareholders of Seller, other than the Shareholders. A complete and correct copy of all minutes, resolutions and consents adopted by the shareholders and directors of Seller since its creation ar attached hereto as ExhibitD, and such minutes, resolutions and consents are complete and correct in all respects, and contain an accurate representation of all activities undertaken by the shareholders and directors of Seller on behalf of Seller since Sellers creation.

3.6 LIABILITIES AND OBLIGATIONS. There are no liabilities against, owed by, relating to or affecting Seller as of the Closing Date. Except for obligations created pursuant to this Agreement, Seller has no contractual obligations whatsoever, and has never incurred or discharged any such obligation since its creation.

3.7 COMPLIANCE WITH LAWS. Seller has complied in all respects, and is in compliance in all respects, with all federal, state, county, and local laws, rules, regulations and ordinances currently in effect and applicable to Seller. No claim has been made or threatened by any governmental authority against Seller.

3.8 CLAIMS AND PROCEEDINGS. There are no (and since Sellers creation, there have been no) claims, actions, suits, proceedings, or investigations pending or threatened against Seller, or affecting Seller, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality.

3.9 TAXES. All federal, foreign, state, county, and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other tax (collectively, Taxes) returns, reports, and declarations of estimated tax (collectively, Returns) which were required to be filed by Seller on or before the Closing Date hereof have been filed within the time and in the manner provided by law, and all such Returns are true and correct and accurately reflect the Tax liabilities of Seller. Complete and correct copies of all such Returns have been provided to Purchasers. All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid. Seller does not owe any federal income Taxes for any period prior to the Closing Date Closing Date, and has never owed or paid any federal income Taxes. Seller has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits against Seller with respect to any Taxes owed or allegedly owed by Seller. No federal income tax return of Seller has ever been filed. There are no tax liens applicable to Seller.

3.10 PERSONNEL. Seller has never had any employees. Seller has never designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency.

3.11 INDEBTEDNESS TO AND FROM SHAREHOLDERS . Seller does not owe any indebtedness to any of the Shareholders and, Seller does not have any indebtedness owed to it from any of the Shareholders.

3.12 CERTAIN CONSENTS. There are no consents, waivers, or approvals required to be executed and/or obtained by Seller or any Shareholder in connection with the execution, delivery , and performance of this Agreement.

3.13 BROKERS. Neither Seller nor any Shareholder has engaged, or caused any liability to be incurred to, any finder, broker, or sales agent (or has paid, or will pay, any finders fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

3.14 No Known Breaches. Neither of the Shareholders has knowledge of any breach or default by the other Shareholder of their respective representations and warranties, covenants or other agreements made in this Agreement.


                                   ARTICLE IV
                            COVENANTS AND AGREEMENTS

4.1 VOTING AGREEMENT. From and after the Closing Date, Shareholders agree to exercise such voting rights as they may have as shareholders of Seller to elect to the Board of Directors of Seller such person or persons as may be designated by American Physicians Service Group, Inc., a Texas corporation (APSG). The Shareholders each further agree to so vote any capital stock they own or may own in Seller until such time as APSG (or its assignees) no longer owns at least fifty percent (50%) of all the then issued and outstanding shares (of each and every class) of common stock of Seller. Furthermore, each Shareholder covenants and agrees to exercise its voting rights as a shareholder of Seller to accomplish the consummation of the transactions contemplated by this Agreement.

4.2 EMPLOYMENT OF SHAREHOLDERS. Effective immediately after the Closing, each of the Shareholders shall become at-will employees of Seller and shall devote their full business time and attention to the affairs of Seller pursuant to the direction of, and at the leisure of, the Board of Directors of Seller. Seller shall have no obligation to increase the salaries, or to grant any bonuses to either of the Shareholders, or to employ additional persons, except as may be determined by the Board of Directors of Seller at its sole discretion, and without implying any obligation whatsoever with respect thereto. Each of the Shareholders acknowledges and agrees that they shall be at-will employees of Seller and may be terminated by Seller at any time for any or no reason, at the discretion of the Board of Directors. APSG agrees that, promptly after the Closing Date, APSG will vote its shares to elect Hedrick as Senior Vice
President and General Counsel of Seller and to elect Beck as Senior Vice President of Seller.

4.3 REIMBURSEMENT OF EXPENSES. All parties hereto covenant and agree that, promptly after the Closing Date, Seller shall reimburse APSG in full for all expenses incurred by APSG in the negotiation, preparation and entering into of this Agreement, and in investigating, organizing, planning and conducting negotiations with respect to, the business to be conducted by Seller after the Closing. Without limiting the generality of the foregoing, all parties hereto covenant and agree that APSG shall be entitled to prompt reimbursement after the Closing Date of any and all amounts paid by APSG or its affiliates pursuant to that certain letter dated February19,1997, from APSG to Beck and Hedrick (the Letter Agreement). All parties hereto further agree that the Letter Agreement is hereby declared void in all respects, is of no further force or effect, and each of Beck, Hedrick and Seller hereby fully release and discharge APSG and APSGs affiliates, shareholders, directors, officers and employees, from and against any and all obligations, claims, and causes of action which exist, or may exist, known or unknown, with respect to the Letter Agreement.

4.4 NO IMPLIED OBLIGATIONS. The parties hereto acknowledge and agree that none of Seller, any Purchaser, or any director of Seller designated by or elected by any Purchaser shall be obligated in any respect to consider or approve any transaction whatsoever that may be presented to, or come before, Seller or its Board of Directors. At all times after the Closing, the Board of Directors of Seller shall have sole, complete and independent discretion as to whether to approve, disapprove,consider or not to consider any acquisition or other transaction by Seller, and nothing contained in this Agreement or the conduct of the parties hereto is intended, or should be construed, to indicate or imply otherwise.

                                   ARTICLE V
                              CLOSING OBLIGATIONS

5.1 PURCHASERS CLOSING OBLIGATIONS. At the Closing, each Purchaser shall:

(a) pay their respective portion of the Closing Payment (as described on Exhibit-A); and

(b)  deliver  such  good  standing   certificates  and  similar   documents  and
certificates as Seller or the Shareholders may reasonably require.

5.2 SELLERS AND THE SHAREHOLDERS CLOSING OBLIGATIONS. At the Closing, Seller and the Shareholders shall:

(a) deliver the original certificates representing the Shares to the Purchasers, and execute and deliver such other documents as the Purchasers may request in order to evidence the ownership of the Shares on the books of Seller;

(b) deliver such good standing certificates, officer certificates, and similar documents and certificates as counsel for the Purchasers may reasonably require; and

(c) cause every director and officer of Seller (including, without limitation, the Shareholders) to tender to the Purchasers written resignations from such positions which are effective as of the Closing Date and which contain releases of all claims, known or unknown, which such former directors and officers have or might have against Seller.


                                   ARTICLE VI
                         INDEMNIFICATION OF PURCHASERS

Each of the Shareholders, jointly and severally, agrees to indemnify and hold harmless each Purchaser and each officer, director, employee, and affiliate (including without limitation, Seller) of each Purchaser (collectively, the Purchaser Indemnified Parties) from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, Indemnified Costs) in connection with the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a third-party action) which any of the Purchaser Indemnified Parties may sustain, arising out of or relating to (a) any breach or default by any Shareholder of any of their representations, warranties, covenants or agreements contained in this Agreement or in any agreement or document executed in connection herewith, or (b) any liability, direct or contingent, known or unknown, of Seller which arises from or is based on facts, acts or omissions occurring at or prior to the Closing Date.

                                  ARTICLE VII
                                 NONCOMPETITION

Each of the Shareholders hereby agrees that until the expiration of six(6) months after any termination of such Shareholders employment with Seller, whether terminated by either the Seller or the Shareholder, such Shareholder will not, directly or indirectly, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which it owns less than five percent (5%) of any class of outstanding securities), or as a principal, agent, employer, employee, advisor, consultant, copartner or in any individual or representative capacity whatever, either for its own benefit or for the benefit of any other person, firm or corporation, without the prior written consent of APSG, commit any of the following acts, which acts shall be considered violations of this covenant not to compete:

(a) Solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products or services as provided by Seller, APSG or their affiliates, any client, account, or location of the Seller , APSG or their affiliates, or any potential client, account or location which Seller or Sellers affiliates are then pursuing, considering or negotiating with; or

(b) Directly or indirectly solicit for employment or employ any employee of APSG, Seller or any affiliate or entity related to any of them, or induce or attempt to influence any employee of APSG, Seller or any such affiliate or related entity to terminate his or her employment with APSG, Seller or any such affiliate or related entity; or

(c) Provide physician practice management services, or engage in the physician practice management business, or the business of acquiring physician practices, with respect to any physicians or physician group, entity or organization, whose primary specialty is obstetrics and/or gynecology (OB/GYN) anywhere within 100 miles of (i) any physician practice then managed or otherwise serviced by Seller or Sellers affiliates, or (ii) any physician practice which Seller or Sellers affiliates is then pursuing, considering or negotiating with for services, acquisition or other business; or

(d) Directly or indirectly request or advise any patient or physician or any other person, firm, corporation or other entity having a business relationship with Seller or APSG or any affiliate or related entity, to withdraw, curtail or cancel its business with Seller or such affiliate or related entity.

        In addition to the foregoing, after the expiration of the six (6) month post-employment termination period described above, and during the second six
(6) month period after any termination of a Shareholders employment with Seller, whether terminated by either the Seller or the Shareholder, the terminated Shareholder will provide Seller with a right-of-first refusal for all transactions which such Shareholder may in any way be involved in or with, concerning the providing of physician practice management services, the physician practice management business, or the business of acquiring physician practices, involving physicians or practices whose primary specialty isOB/GYN. Pursuant to such right-of-first refusal, the applicable Shareholder shall, prior to entering into any binding agreements with respect to the subject transaction, provide written details concerning such transaction, and the terms thereof, to Sellers Board of Directors, and provide Seller with at least thirty (30) days thereafter to exercise its right of first refusal and engage in such transaction on the same proposed terms and conditions. If Seller fails to exercise its right of first refusal during such thirty (30) day period, same shall be deemed a refusal to exercise its right of first refusal.

Each of the Shareholders has reviewed and carefully considered the provisions of this ARTICLE and, having done so, each agrees that the restrictions set forth herein (a) are fair and reasonable with respect to time, geographic area and scope, (b)are not unduly burdensome to any of the Shareholders, and (c) are reasonably required for the protection of the interests of APSG, Seller and their affiliates.

Each of the Shareholders agrees that a violation on its part of any covenant contained in this ARTICLE will cause APSG and Seller irreparable damage for which remedies at law may be insufficient, and for that reason, each of the Sellers agrees that APSG and Seller shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, that APSG or Seller may have, including, specifically, recovery of additional damages.


                                  ARTICLE VIII
                              REGISTRATION RIGHTS

        8.1 Incidental Registration Rights. For purposes of this ARTICLE VIII, the Purchasers and the Shareholders are collectively referred to as the Covered Parties and individually as a Covered Party. Each of the Covered Parties shall have the incidental registration rights and other rights provided under this ARTICLEVIII. The incidental registration rights described in this ARTICLE VIII shall only apply with respect to shares of the Sellers common stock, $0.001 par value per share, owned by any of the Covered Parties, and shall not apply with respect to any other form of capital stock of Seller owned by any of the Covered Parties including, without limitation, any Serial Founders common stock or any preferred stock; and any reference in this ARTICLE VIII to Shares shall be deemed to refer to the Shares of the Purchasers (as defined in Section1.1 above) and to any shares of the $0.001 par value common stock of Seller which may hereafter become owned by either of the Shareholders.

        If Seller at any time proposes to register any of its common stock under the Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on FormsS-4 or S-8 or another form not available for registering the Shares for sale to the public or in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans of the Seller), it will give written notice to the Covered Parties of its intention so to do, which notice shall include a list of the jurisdictions in which the Seller intends to attempt to qualify the common stock under the applicable state securities laws. Upon the written request of one or more Covered Parties, given within 10 days after receipt of any such notice, to register any of their Shares, Seller will, subject to the limitations and conditions contained herein, use its best efforts to cause the Shares as to which registration shall have been so requested (Covered Shares), pro rata between the Covered Parties in a ratio equal to the respective number of Shares then owned and requested to be registered by them, or such other ratio as may have been agreed upon among the Covered Parties, to be included in the securities to be covered by the registration statement proposed to be filed by the Seller, all to the extent requisite to permit the sale or other disposition by the Covered Parties; provided, however, that:

        (i) Each Covered Party shall each have the right to request inclusion of its Shares (and have such Shares included) in two registration statements that are declared effective by the Securities and Exchange Commission (the Commission).

        (ii) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Seller shall determine for any reason not to register any securities at all (and in fact does not do so), the Seller may, at its election, give written notice of such determination to the Covered Parties who made a request as hereinabove provided and thereupon the Seller shall be relieved of its obligation to register any Shares in connection with that proposed registration.

        (iii) If such registration involves an underwritten offering, the Covered Parties requesting to be included in the Seller's registration must sell their Covered Shares to the underwriters selected by the Seller on the same terms and conditions as apply to the Seller and other selling parties under the registration statement (except as otherwise set forth herein).

        The number of Covered Shares to be included in such an offering may be reduced if and to the extent that the managing underwriter, if any, shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Seller therein (pro rata between the Covered Parties in a ratio equal to the respective amounts of Covered Shares held by each.) Notwithstanding anything to the contrary contained in this Section, in the event that there is an underwritten public offering of securities of the Seller pursuant to a registration covering Shares and a Covered Party does not elect to sell its Covered Shares to the underwriters of the Seller's securities in connection with such offering, such Covered Party shall refrain from selling such Covered Shares during the period of distribution of the Sellers securities by such underwriters, the period in which the underwriting syndicate participates in the after market and during any lock-up period requested by such underwriters; provided, however, that the Covered Parties shall, in any event, be entitled to sell their Shares commencing on the 180th day after the effective date of such registration statement.

        8.2 REGISTRATION PROCEDURES. If and whenever the Seller is required by the provisions of this ARTICLE to effect the registration of any of the Covered Shares under the Act, Seller will, as expeditiously as possible:

        (i) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering shall be on such form of general applicability as may be satisfactory to the managing underwriter) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus filed in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with the Sellers intended method of disposition set forth in such registration statement for such period;

        (iii) furnish to the Covered Parties, as applicable, and each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as they may reasonably request in order to facilitate the public sale or other disposition of the Covered Shares covered by such registration statement;

        (iv) use its best efforts to register or qualify the Covered Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Covered Parties, as applicable, or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Seller will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

        (v) promptly notify the Covered Parties, as applicable, under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Act when it becomes aware of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances then existing;

        (vi) use its best efforts (if the offering is underwritten) to furnish, at the request of the Covered Parties, as applicable, on the date that the Covered Shares are delivered to the underwriters for sale pursuant to such registration: (1) an opinion dated such date of counsel representing the Seller for the purposes of such registration, addressed to the underwriters and in customary form and covering such matters as are customarily covered by opinions of counsel in similar registrations and as may be required in the underwriting agreement relating thereto, as may reasonably be requested by the underwriters or by the Covered Parties, as applicable; and (2) a comfort letter dated such date from the independent public accountants retained by the Seller, addressed to the underwriters, in customary form and covering such matters as are customarily covered by such comfort letters in similar registrations and as may be required in the underwriting agreement relating thereto, as such underwriters or the Covered Parties, as applicable, may reasonably request; and

        (vii) make available for inspection by the Covered Parties, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant, or other agent retained by the Covered Parties, or underwriter, all financial and other records, pertinent corporate documents, and properties of the Seller, and cause the Seller's officers, directors, and employees to supply all information reasonably requested by any such Covered Party, underwriter, attorney, accountant, or agent in connection with such registration statement.

        For purposes of paragraphs (i) and (ii) above, the period of distribution of Covered Shares in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Covered Shares in any other registration shall be deemed to extend until the earlier of the sale of all Covered Shares or 180 days after the effective date thereof.

        In connection with each registration hereunder, the Covered Parties, as applicable, will furnish to the Seller in writing such information with respect to themselves and the proposed distribution by them as shall be requested by the Seller in order to assure compliance with federal and applicable state securities laws.

        In connection with each registration covering an underwritten public offering, Seller agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Sellers size and investment stature; provided that such agreement shall not contain any such provision applicable to the Seller that is inconsistent with the provisions hereof and, further, provided that the time and place of the closing under such agreement shall be as mutually agreed upon between the Seller and such managing underwriter.

        The Seller will not be obligated to include any Shares owned by the Covered Parties requesting that a proposed registration include such Shares if the Seller delivers to the requesting Covered Parties the opinion of the Sellers counsel (such counsel and the form of such opinion having been approved by the Covered Parties in their reasonable discretion) to the effect that the requested registration is not required to permit the proposed disposition or any resale of such Shares, without restrictions on subsequent transfer, under the Act, which opinion may be furnished to and relied upon by any broker through which the Covered Parties may elect to sell any Shares.

        8.3 CONDITIONS TO OBLIGATION TO REGISTER SHARES. The Sellers obligations under this ARTICLE shall be subject to the following limitations and conditions:

                (a) Seller shall have received from the Covered Parties, as applicable, all such information as the Seller may reasonably request from the Covered Parties concerning each of them and each of their methods of distribution of the Covered Shares to enable Seller to include in the registration statement all material facts required to be disclosed therein.

                (b) Any request by the Covered Parties pursuant to this Agreement for registration of the offering, sale and delivery of Shares shall provide that each Covered Party, as applicable, (i)has a present intention to sell such Shares; (ii) agrees to execute all consents, powers of attorneys and other documents required in order to cause such registration statement to become effective; (iii) agrees, if the offering is at the market, to give the Seller written notice of the first bona fide offering of such Shares and to use the prospectus forming a part of such registration statement only for a period of 180 days after the effective date of the registration statement unless the offering is pursuant to a continuous registration pursuant to Rule 415 promulgated under the Act; (iv) subject to adverse events regarding the selling price of the Shares, agrees to utilize its proposed method of distribution of the registered securities; and (v) agrees to promptly notify Seller and each underwriter, if any, with regard to any registration statement, at any time when it becomes aware of the happening of any event as a result of which any prospectus contained in such registration statement that has been provided to the Covered Party includes an untrue statement of a material fact regarding the Covered Party or omits to state a material fact regarding the Covered Party required to be stated therein or necessary to make the statements contained therein regarding such Covered Party not misleading in light of the circumstances then existing.

        8.4 DISTRIBUTION ARRANGEMENTS. Each Covered Party, as applicable, agrees that, in disposing of its Shares in the registered public offering, such Covered Party will comply with applicable rules promulgated by the Commission.

        8.5 EXPENSES. All expenses incurred by the Seller in preparing and complying with a registration covering any Shares, including, without limitation, all registration, qualification, and filing fees, blue sky fees and expenses, printing expenses, fees and disbursements of legal counsel and independent public accountants for the Seller, the reasonable fees and expenses of one law firm serving as legal counsel for the participating Covered Parties, fees of the National Association of Securities Dealers, Inc., transfer taxes, escrow fees, fees of transfer agents and registrars, and costs of insurance, but excluding any Selling Expenses, are herein called Registration Expenses. All underwriting discounts, and selling commissions applicable to the sale of Covered Shares are herein called Selling Expenses.

        The Seller shall pay all Registration Expenses in connection with any registration statement. All Selling Expenses in connection with any registration statement shall be borne by each participating Covered Party in proportion to the number of Covered Shares sold by each.

        8.6 INDEMNIFICATION. In the event of a registration of any of the Covered Shares under the Securities Act, the Seller shall indemnify and hold harmless the Covered Party, as applicable, thereunder and each underwriter and each associate, if any, of the Covered Parties, or underwriter, against any losses, claims, damages, or liabilities, joint or several, to which the Covered Parties, or underwriter or associate thereof may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Covered Shares were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Seller of any rule or regulation promulgated under the Act applicable to Seller and relating to action or inaction by Seller in connection with any such registration, and shall reimburse the Covered Parties, each underwriter and/or associate thereof for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Seller will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the Covered Parties, each underwriter and/or associate thereof in writing specifically for use in such registration statement or prospectus.

        In the event of a registration of any of the Covered Shares under the Act, each of the Covered Parties, as applicable, severally and not jointly, will indemnify and hold harmless the Seller and its affiliates, if any, and each underwriter and each associate of any underwriter against all losses, claims, damages or liabilities, joint or several, to which the Seller or such underwriter or associate may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Covered Shares were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each underwriter and/or associate thereof for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that a Covered Party will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Covered Party, furnished in writing to the Seller by that Covered Party specifically for use in such registration statement or prospectus; and provided further, however, that the liability of any Covered Party hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of Covered Shares sold by such Covered Party, under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Covered Party from the sale of Covered Shares covered by such registration statement.

        Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party other than under this Section. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so elected; provided, however that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume its defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party will not be subject to any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnifying party will pay to the indemnified party all sums due hereunder within 10 days of a final non-appealable judgment or pursuant to the terms of a settlement agreement.

        8.7 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Seller shall not enter into any agreement with any holder or prospective holder of any securities of the Seller (nor shall the Seller, in the absence of any such prior agreement, permit any such holder or prospective holder) to include such securities in any registration contemplated by this Agreement other than incidental (non-demand) registration rights that are expressly subordinate to those granted the Covered Parties in this Agreement.


                                   ARTICLE IX
                                 MISCELLANEOUS

9.1 COLLATERAL AGREEMENTS, AMENDMENTS, AND WAIVERS. This Agreement (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written (including without limitation, the Letter Agreement), relating to the transactions contemplated herein and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

9.2 SUCCESSORS AND ASSIGNS. None of the parties rights or obligations under this Agreement may be assigned without the prior written consent of all parties hereto, except that APSG may assign its rights and obligations hereunder to any entity, at least a majority of whose voting equity ownership interests is at the time owned, directly or indirectly, by APSG. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

9.3 EXPENSES. Except as provided in Section 4.3, and regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay all of its costs and expenses incurred by it in connection with this Agreement, including the fees and disbursements of its counsel.

9.4 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

9.5 INFORMATION AND CONFIDENTIALITY. Each party hereto agrees that such party shall hold in strict confidence all information and documents received from any other party hereto, and if the Closing does not occur, each such party shall return to the other parties hereto all such documents then in such receiving partys possession without retaining copies; provided, however, that each partys obligations under this Section shall not apply to (a) any information or document required to be disclosed by law, (b)any information or document in the public domain, or (c)any information or document that APSG discloses to any potential lender to or investor in APSG or any of its affiliates.

9.6 WAIVER. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

9.7 NOTICES. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below or (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

Any Purchaser:          American Physicians Service Group, Inc.
                        1301 Capital of Texas Highway
                        Austin, Texas  78746
                        Attention:  President
with a copy to:         Mr. Timothy L. LaFrey
                        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        816 Congress Avenue, Suite 1900
                        Austin, Texas  78701

Seller and              Michael R. Beck
Shareholders:           1450 Preston Forest Square, Suite 210
                        Dallas, Texas 75230-2731

                        John R.  Hedrick
                        2415 Trail of the Madrones
                        Austin, Texas 78746-2338

Each party may change its address for purposes of this Section by proper notice to the other parties.

9.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

9.9 FURTHER ASSURANCES. At, and from time to time after, the Closing, each party shall, at the request of another party, but without further consideration, execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and take such other action as such party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

9.10 CONSTRUCTION. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

9.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

9.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               SIGNATURE PAGE TO
                         APS PRACTICE MANAGEMENT, INC.
                            STOCK PURCHASE AGREEMENT


Seller:                                 APS PRACTICE MANAGEMENT, INC.



                                        By:

                                        Printed Name:

                                        Title:

                                        Beck: /s/ Michael R. Beck

                                        Michael R. Beck

                                        Hedrick: /s/ John R. Hedrick

                                        John R. Hedrick

Purchasers:                             AMERICAN PHYSICIANS SERVICE GROUP, INC.


                                        By:

                                        Printed Name:

                                        Title:


                                        DUANE K. BOYD, JR. TRUST


                                        By /s/ Duane K. Boyd, Jr. Trustee
                                        Duane K. Boyd, Jr. Trustee


                                        /s/ Kenneth S. Shifrin
                                        Kenneth S. Shifrin

                                        /s/ Robert L. Myer
                                        Robert L. Myer

                               SIGNATURE PAGE TO
                         APS PRACTICE MANAGEMENT, INC.
                            STOCK PURCHASE AGREEMENT


                                        J. A. MURPHY DESCENDANTS TRUST


                                        By  /s/ Jack Murphy, Grantor
                                            Jack Murphy, Grantor


                                        /s/ William H. Hayes
                                        William H. Hayes


                                        /s/ Thomas R. Solimine
                                        Thomas R. Solimine


                                        /s/ Samuel R. Granett
                                        Samuel R. Granett


                                        /s/ Maury Magids
                                        Maury Magids

                                   EXHIBIT-A
                               LIST OF PURCHASERS


Name of Purchaser
Number of Shares
Closing Payment Obligation


American Physicians Service
    Group, Inc.

1,874,600
$4,686,500

Kenneth S. Shifrin
30,000
$ 75,000

Duane K. Boyd, Jr. Trust
12,000
$ 30,000

Robert L. Myer
40,000
$100,000

J. A. Murphy Descendants Trust
20,000
$50,000

Samuel R. Granett
4,000
$10,000

William H. Hayes
2,400
$6,000

Maury Magids
4,000
$10,000

Paul Schilder
10,000
$25,000

Thomas R. Solimine
3,000
$7,500


TOTALS
2,000,000
$5,000,000